Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the use in this Registration Statement No. 333-173567 on Amendment No. 6 to Form S-1 of Peak Resorts, Inc. and Subsidiaries of our report dated June 10, 2011, except for Note 13 as to which the date is November 18, 2011, relating to our audits of the consolidated financial statements and financial statement schedules, appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to our firm under the captions “Experts” in such Prospectus.
/s/ McGladrey & Pullen, LLP
St. Louis, Missouri
December 6, 2011